                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        WHITTMAN-HART, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
   [LOGO]

                              WHITTMAN-HART, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 21, 1998

                            ------------------------

To the Stockholders of

  WHITTMAN-HART, INC.:

    The Annual Meeting of Stockholders of Whittman-Hart, Inc. (the "Company") will be held at 10:00 a.m., central time, on Thursday, May 21, 1998, at the Whittman-Hart Institute for Strategic Education, 320 North Elizabeth Street, Chicago, Illinois 60607, for the following purposes:

    (1) To elect two directors of the second class to the Company's Board of Directors;

    (2) To consider and act upon a proposal of the Board of Directors to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 37,000,000 to 75,000,000 shares of Common Stock;

    (3) To consider and act upon a proposal of the Board of Directors to amend the Company's 1995 Incentive Stock Plan to increase the number of shares authorized for issuance thereunder to 12,000,000 shares of Common Stock; and

    (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 23, 1998 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Edward V. Szofer

                                          Edward V. Szofer
                                          PRESIDENT AND SECRETARY

Chicago, Illinois
April 27, 1998

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE. YOUR PROXY CAN BE WITHDRAWN AT ANY TIME BEFORE IT IS VOTED.

                              WHITTMAN-HART, INC.

                             311 SOUTH WACKER DRIVE
                                   SUITE 3500
                          CHICAGO, ILLINOIS 60606-6618
                                 (312) 922-9200

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

    The accompanying proxy is solicited by the Board of Directors (the "Board of Directors" or "Board") of Whittman-Hart, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., central time, Thursday, May 21, 1998, at The Whittman-Hart Institute for Strategic Education, 320 North Elizabeth Street, Chicago, Illinois 60607, and any adjournments thereof. This Proxy Statement and accompanying form of proxy were first released to stockholders on or about April 27, 1998.

    RECORD DATE AND OUTSTANDING SHARES--The Board of Directors has fixed the close of business on March 23, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 22,965,041 shares of Common Stock, par value $.001 per share ("Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters coming before the Annual Meeting.

    VOTING OF PROXIES--Robert F. Bernard and David P. Shelow, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Mr. Bernard serves as an officer and director of the Company, and Mr. Shelow serves as an officer of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of Annual Meeting, and so far as is known to the Board of Directors, no other matters are to be brought before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may revoke a previously executed proxy by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

    REQUIRED VOTE--A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting is required to elect the nominees for directors. Stockholders will not be allowed to cumulate their votes in the election of directors. The affirmative vote of the holders of a majority of the outstanding common stock is required to approve the amendment to the Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the common stock entitled to vote and represented in person or by proxy at the Annual Meeting is required to approve the amendment to the Whittman-Hart 1995 Incentive Stock Plan (the "Stock Plan"). Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote which will have the same effect as a vote against any such matters. Broker "non-votes" will have no effect in the election of directors and the proposal to amend the Stock Plan, but will have the same effect as a vote against the proposal to amend the Amended and Restated Certificate of Incorporation.

    QUORUM--The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock entitled to vote on the Record Date. Broker "non-votes" are included for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    ANNUAL REPORT TO STOCKHOLDERS--The Company's Annual Report to Stockholders for the year ended December 31, 1997, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of five directors. Article III of the Company's Second Amended and Restated Bylaws provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two directors of the second class of the Company's Board of Directors will be elected, each to be elected for a term of three years expiring at the Annual Meeting of Stockholders in the year 2001. Both nominees are presently serving as directors of the Company.

    The three directors whose terms of office do not expire in 1998 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See "Other Directors" below.

    If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

NOMINEES

    The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:

                                                                                                              SERVED AS
NAME                                                         AGE             POSITION WITH COMPANY         DIRECTOR SINCE
-------------------------------------------------------      ---      -----------------------------------  ---------------
Paul D. Carbery(1)(2)..................................          36   Director                                     1995
Edward V. Szofer.......................................          38   Director, President & Secretary              1995

------------------------

(1) Member of the Audit Committee of the Board of Directors.

(2) Member of the Compensation Committee of the Board of Directors.

    Paul D. Carbery has served as a director of the Company since August 1995. Mr. Carbery has been a general partner of Frontenac Company, a private equity investment management partnership, since June 1993 and was an associate of that firm from September 1989 to June 1993. He also serves as a director of Mastering, Inc. as well as several privately held companies.

    Edward V. Szofer has served as a director of the Company since August 1995, has been President since August 1997 and Secretary since May 1996. Prior to August 1997, Mr. Szofer served as Vice President of the Company. From 1984 to December 1993, Mr. Szofer held various management positions with the Company in operations. Mr. Szofer was employed as a consultant in the Management Information Consulting division of Arthur Andersen & Co. prior to joining the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR BOTH NOMINEES FOR ELECTION FOR DIRECTORS OF THE SECOND CLASS.

OTHER DIRECTORS

    The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are elected and qualified.

                                                                                                     SERVED AS        TERM
NAME                                             AGE              POSITION WITH COMPANY           DIRECTOR SINCE     EXPIRES
-------------------------------------------      ---      --------------------------------------  ---------------  -----------
Robert F. Bernard..........................          36   Chairman of the Board                           1984           1999
                                                          and Chief Executive Officer
Lawrence P. Roches (1)(2)..................          46   Director                                        1995           2000
Robert F. Steel (1)(2).....................          43   Director                                        1995           2000

------------------------

(1) Member of Audit Committee.

(2) Member of Compensation Committee.

    Robert F. Bernard, the founder of the Company, has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in 1984. From 1984 to August 1997, Mr. Bernard also served as the Company's President. He was selected as the KPMG Illinois High Tech Entrepreneur of the Year in 1992.

    Lawrence P. Roches has served as a director of the Company since August 1995. He was the Chief Executive Officer and a director of Quantra Corporation, a provider of investment management systems for securities, mortgage loans and real estate portfolios from September 1994 to March 1998. From November 1991 to August 1994, he was employed as the Vice President of Marketing of ShipNet Systems, Inc., an information services company. From October 1985 to May 1991, Mr. Roches was employed as Vice President of Technology and Chief Services Officer of System Software Associates, Inc., a software company.

    Robert F. Steel has served as a director of the Company since August 1995. He served as Secretary from January 1996 to May 1996. Since 1977, Mr. Steel has served in various positions with K.A. Steel Chemicals Inc., a chemical processing firm, most recently as President, Chief Executive Officer and Director. Mr. Steel also serves as an officer and director of several other privately held companies.

MEETINGS

    During the year ended December 31, 1997, the Board of Directors held eight meetings. Each director attended at least 75% of the aggregate of the number of board meetings held and the total number of meetings of committees on which he served that were held during 1997.

BOARD COMMITTEES

    The Board of Directors has established an Audit Committee and a Compensation Committee. Both the Audit Committee and the Compensation Committee are currently composed entirely of directors who are not officers or employees of the Company. The Company does not have a standing nominating committee.

    The Audit Committee, consisting of Messrs. Carbery, Roches and Steel, is responsible for selection, reviewing the results and scope of audits and other services provided by the Company's independent auditors and reviewing the Company's audit and control functions and reporting to the Board of Directors regarding all of the foregoing. The Audit Committee held one meeting in 1997.

    The Compensation Committee, consisting of Messrs. Carbery, Roches and Steel, makes recommendations concerning the salaries and incentive compensation for the employees of the Company, including the number of options to be granted to the Company's executive officers pursuant to its incentive compensation plans, and reporting to the Board of Directors regarding the foregoing. The Compensation Committee held one meeting in 1997.

DIRECTOR COMPENSATION

    Except for Mr. Roches, who receives $3,000 annually, directors do not receive any compensation for their services, although directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings.

                               EXECUTIVE OFFICERS

    Set forth below is a table identifying executive officers of the Company who are not identified in the tables entitled "Election of Directors--Nominees" or "--Other Directors."

NAME                                                                  AGE                POSITION WITH COMPANY
----------------------------------------------------------------      ---      ------------------------------------------
Kevin M. Gaskey.................................................          39   Chief Financial Officer and Treasurer
Stanley F. Martin...............................................          43   Chief Operating Officer

    Kevin M. Gaskey, a certified public accountant, has served as the Chief Financial Officer and Treasurer of the Company since early 1990. From 1985 to 1990, Mr. Gaskey held various corporate and division financial management positions with Baxter International, Inc., with a significant focus on Baxter's Caribbean operations, as well as overseeing the financial arm of their start-up software entity. Prior to 1985, Mr. Gaskey was employed by Beatrice Companies, Inc. and KPMG Peat Marwick LLP.

    Stanley F. Martin has served as the Company's Chief Operating Officer since August 1997. Mr. Martin joined the Company in January 1997 as the Vice President of Sales and Marketing before becoming the Company's Chief Operating Officer. From 1994 until joining the Company, Mr. Martin was the Area Director of Sales and Marketing for Ernst & Young LLP in New York. From 1988 to 1994, Mr. Martin served as a Divisional Vice President with Siemens Nixdorf Information Systems, managing a business unit that developed, marketed and sold client server applications for the U.S. market. Mr. Martin previously served in a variety of management positions with IBM Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's officers (as defined under Section 16 of the 1934
Act) and directors, and persons who own greater than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, during 1997, all Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons.

                                 PROPOSAL NO. 2
                       AMENDMENT OF THE COMPANY'S AMENDED
                   AND RESTATED CERTIFICATE OF INCORPORATION
                    T0 INCREASE THE AUTHORIZED COMMON STOCK

    The Company's Board of Directors has approved an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 37,000,000 to 75,000,000 (the "Charter Amendment"). This proposal requires approval of the holders of a majority of the shares of Common Stock outstanding.

    Under the Company's current Amended and Restated Certificate of Incorporation, the Company has the authority to issue 37,000,000 shares of Common Stock, and 3,000,000 shares of Preferred Stock. At April 12, 1998, 23,343,927 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were outstanding. Accordingly, as of April 12, 1998, after taking into account the shares reserved for issuance under the Company's Stock Plan and Employee Stock Purchase Plan and upon the exercise of outstanding options issued by the Company, there remained approximately 8,206,038 shares of Common Stock authorized for issuance. Once the Charter Amendment is filed with the Secretary of State of the State of Delaware (and the amendment to the Stock Plan (see below) is effective increasing the shares authorized for issuance under the Stock Plan to 12,000,000), the Company would have approximately 43,450,035 shares of Common Stock available for issuance.

    Stockholders of the Company have no preemptive rights with respect to its capital stock. Accordingly, the Common Stock authorized pursuant to the Charter Amendment may be issued without further stockholder approval.

    Except for the registration statement described below, the Company has no present plans, agreements or understandings regarding the issuance of any additional shares of Common Stock. The Board of Directors believes that adoption of the Charter Amendment is advisable because it will provide the Company with needed flexibility in connection with possible future financing transactions, acquisitions of other companies or business properties, stock splits, employee benefit plans and other corporate purposes. While the issuance of additional shares of Common Stock may dilute the ownership interest of a person seeking to obtain control of the Company, and thus discourage a change in control of the Company by making it more difficult or costly, the Company is not aware of anyone seeking to accumulate Common Stock for such purpose and has no present intention of using any additional Common Stock to deter a change in control. Except as otherwise required by applicable law or the rules of the National Association of Securities Dealers, Inc., authorized but unissued shares of Common Stock may be issued at such time, for such purposes, and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by the stockholders.

    In order to raise additional capital, the Company has filed a registration statement covering 1,300,000 shares of Common Stock to be sold by the Company. There can be no assurance that the Company's offering under this registration statement will be completed.

    The Company has no present intention to use the increased authorized Common Stock for anti-takeover purposes. The Charter Amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in the Amended and Restated Certificate of Incorporation or the Bylaws as in effect on the date hereof. However, the issuance of the additional Common Stock would increase the number of shares necessary to acquire control of the Board or necessary to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company.

    The Amended and Restated Certificate of Incorporation and the Bylaws currently provide several mechanisms whereby the Company's Board could resist a takeover attempt not considered in the best interests of stockholders. The Company's Board has the authority to issue up to 3,000,000 shares of Preferred Stock and to determine the relative preferences, limitations and relative rights of those shares with respect to dividends, redemption, payments on liquidation, sinking fund provisions, conversion privileges and voting rights without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. While the Company has no present intention to issue shares of Preferred Stock, any such issuance could have the effect of making it more difficult for a third party to acquire control of the Company. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which could have the effect of delaying or preventing a change of control of the Company. Furthermore, certain provisions of the Amended and Restated Certificate of Incorporation and the Bylaws may individually or collectively have the effect of delaying or preventing changes in control or management of the Company and could have a depressive effect on the market price of Common Stock. For example, the Amended and Restated Certificate of Incorporation and the Bylaws contain provisions that limit the right of stockholders to call special stockholder meetings and require that stockholders follow an advance notification procedure for certain stockholder nominations of candidates to the Board and for new business to be conducted at stockholders meetings.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 37,000,000 TO 75,000,000.

                                 PROPOSAL NO. 3
                     APPROVAL OF AMENDMENT TO THE COMPANY'S
                           1995 INCENTIVE STOCK PLAN

GENERAL

    The Board of Directors of the Company has approved an amendment to the Company's Stock Plan which increases the number of shares of Common Stock authorized for issuance pursuant to the Stock Plan. The Stock Plan, as adopted and approved by stockholders, provided that options and other awards to acquire an aggregate of 4,000,000 shares of Common Stock may be granted. The Board of Directors has amended the Stock Plan to provide for the issuance of options and other awards to acquire an aggregate of 12,000,000 shares of Common Stock. As of April 2, 1998, options to purchase 5,650,755 shares of Common Stock (net of cancellations) and 22,000 shares of restricted stock have been granted under the Stock Plan.

    The Board of Directors believes that the Company's continued success depends upon its ability to attract and retain highly competent persons as officers and employees. The Board of Directors believes that one of the best ways to attain these objectives is to give officers and employees an opportunity to acquire a proprietary interest in the Company by purchasing shares of Common Stock through the exercise of options granted under the Stock Plan.

    Approval of the amendment requires the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting.

SUMMARY OF STOCK PLAN

    The purpose of Stock Plan is to enable the Company to provide officers and employees of the Company and its subsidiaries with performance-based equity and monetary incentives, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interest between such persons and the Company's stockholders.

    The maximum number of shares which currently may be awarded to any participant in any year during the term of the Stock Plan is 100,000 shares. If there is a lapse, cancellation, expiration or termination of any option prior to the issuance of shares, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Stock Plan.

    The Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Among the Committee's powers are the authority to interpret the Stock Plan, establish rules and regulations for its operation, select officers and other employees of the Company and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards.

    Officers and employees of the Company or any of its subsidiaries are eligible to participate in the Stock Plan. The selection of participants is within the discretion of the Committee. The estimated number of employees and non-employee directors who are eligible to participate in the Stock Plan is approximately 2,000 on April 2, 1998.

    The Stock Plan provides for the grant of any or all of the following types of awards: (a) stock options, including incentive stock options and nonqualified stock options; (b) stock appreciation rights ("SARs"); (c) stock awards; and (d) performance shares; and (e) performance units. Awards may be granted singly, in combination, or in tandem as determined by the Committee.

    Under the Stock Plan, the Committee may grant awards in the form of incentive stock options or nonqualified stock options to purchase shares of the Common Stock. The Committee, with regard to each stock option, determines the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option; provided, however, that no stock options shall be exercisable later than ten years after the date they are granted. The aggregate fair market value at the time of grant of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year cannot be more than $100,000. The exercise price of an incentive stock option will not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price of a nonqualified stock option will not be less than 85% of the fair market value of the Common Stock on the date the option is granted. The option price may be paid by a participant in cash or, in the discretion of the Committee, in shares of Common Stock then owned by the participant, or a combination thereof.

    The Stock Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price. If issued in tandem with a stock option such appreciation is measured from not less than the option price and in the case of a SAR issued independently of any stock option, such appreciation is measured from not less than the fair market value of the Common Stock on the date the right is granted. No SAR may be exercisable earlier than six months after the date of grant and shall expire at the earlier of the date the related stock option expires or ten years after the SAR was granted.

    The Stock Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock. Such awards are subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment.

    The Stock Plan authorizes the Committee to grant awards in the form of performance shares and performance units which consist of the right to receive Common Stock or cash of equivalent value at the end of a specified period. The Committee determines the terms and conditions of the performance units.

    The Stock Plan provides that awards shall not be transferable otherwise than by law or by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may permit the transferability of an award to members of the participant's immediate family or trusts or family partnerships for the benefit of such family members.

    The Board of Directors reserves the right to amend, suspend or terminate the Stock Plan at any time, subject to the rights of participants with respect to any outstanding awards. Notwithstanding the foregoing, no amendment to the Stock Plan shall, without approval of stockholders of the Company, result in the Stock Plan losing its status as a protected plan under Securities Exchange Commission Rule 16b-3.

    The Stock Plan contains provisions for equitable adjustment of awards in the event of a merger, consolidation or reorganization, or issuance of shares by the Company without new consideration or a change of control.

FEDERAL TAX TREATMENT

    Under current law, the following are U.S. federal income tax consequences generally arising with respect to awards under the Stock Plan.

    A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an incentive stock option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

    However, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise of the option (a "disqualifying disposition"), the participant will recognize taxable income in the amount of the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, in certain circumstances, the gain on the sale, if less). Any excess of the amount realized on the disqualifying disposition over the fair market value of the shares on the date of exercise of the option will generally be treated as capital gain. In the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant.

    A participant who is granted a nonqualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

    The grant of an SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

    A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

    The grant of an unrestricted stock award will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable income in an amount equal to the then fair market value of the Common Stock awarded. The Company will receive a corresponding tax deduction.

    A participant who has been granted an award of performance shares or performance units will not realize taxable income at the time of grant and the Company will not be entitled to a deduction at that time. The participant will realize taxable income when the shares or cash, as the case may be, are delivered upon achievement of the performance objectives in an amount equal to the fair market value of the shares on the date of delivery or payment of cash. The Company will be entitled to a corresponding tax deduction.

OPTIONS UNDER THE STOCK PLAN

    The following table sets forth options granted in the aggregate, net of cancellations, under the Stock Plan from December 31, 1997 to April 2, 1998 to
(i) the Named Officers, (ii) all executive officers as a group, (iii) all non-employee directors and (iv) all employees, including all current officers who are not executive officers, as a group.

                                 STOCK PLAN(1)

                                                                                                 NUMBER OF SHARES
                                                                                                UNDERLYING OPTIONS
NAME AND POSITION                                                                                    GRANTED
----------------------------------------------------------------------------------------------  ------------------
Robert F. Bernard.............................................................................           11,000
Edward V. Szofer..............................................................................           11,000
Kevin M. Gaskey...............................................................................           11,000
Stanley F. Martin.............................................................................           11,000
All executive officers as a group (4 persons).................................................           44,000
All current directors who are not executive officers as a group...............................          --
All employees who are not executive officers as a group.......................................        1,939,244

------------------------

(1) All options to purchase Common Stock were issued at 100% of their fair market value on the date of grant and expire ten years from the date of grant. See "Executive Compensation."

    On April 2, 1998, the last reported sales price of the Common Stock on the Nasdaq National Market was $46.375 per share.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1995 INCENTIVE STOCK PLAN.

                             EXECUTIVE COMPENSATION

    The following tables provide information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996, and 1995 of those persons who were at December 31, 1997, (i) the chief executive officer and (ii) the three other most highly compensated (based upon combined salary and bonus) executive officers of the Company (collectively, with the chief executive officer, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                            ANNUAL COMPENSATION            -------------
                                                  ---------------------------------------    AWARDS(1)
                                                                            OTHER ANNUAL    SECURITIES       ALL OTHER
                                                                            COMPENSATION    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR      SALARY($)    BONUS($)         ($)        OPTIONS(#)        ($)(2)
-------------------------------------  ---------  -----------  -----------  -------------  -------------  ---------------
Robert F. Bernard....................       1997   $ 360,000   $  10,368         --             38,083          --
Chairman of the Board                       1996     360,000       9,989         --             --              --
and Chief Executive Officer                 1995     360,000       --        $ 103,446(3)       --              --
Edward V. Szofer.....................       1997   $ 218,750   $   6,480         --             22,658       $   1,200
President and Secretary                     1996     200,000       --            --                854             500
                                            1995     199,000      25,000         --            115,704             500
Kevin M. Gaskey......................       1997   $ 191,250   $   5,760         --             15,145       $   1,200
Chief Financial Officer                     1996     165,000      15,000         --                490             500
and Treasurer                               1995     160,500     141,250(4)      --            124,000             500
Stanley F. Martin....................       1997   $ 189,327   $  33,069(5)      --             42,755          --
Chief Operating Officer

------------------------------

(1) The Company did not issue any restricted stock or grant any stock appreciation rights to the named officers in 1997. None of the Named Executive Officers held any restricted stock as of December 31, 1997.

(2) Represents Company matching payments under the Company's 401(k) Plan.

(3) Represents amounts paid as reimbursement for income tax liabilities incurred as a result of the Company's predecessors' earnings.

(4) Represents a cash bonus of $41,250 and the issuance of 61,800 shares of Common Stock on February 15, 1995.

(5) Represents a relocation payment of $27,789 and a cash bonus of $5,280 paid in accordance with the Company's incentive policies.

    OPTION GRANTS IN LAST FISCAL YEAR--The following table sets forth certain information with respect to the grant of stock options by the Company to the Named Officers during 1997. No stock appreciation rights were granted to the Named Officers in 1997.

                             OPTION GRANTS IN 1997

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                                                   INDIVIDUAL GRANTS(1)
                                                  ------------------------------------------------------  ANNUAL RATES OF STOCK
                                                    NUMBER OF     % OF TOTAL                              PRICE APPRECIATION FOR
                                                   SECURITIES       OPTIONS                                   OPTION TERM(2)
                                                   UNDERLYING       GRANTED      EXERCISE    EXPIRATION   ----------------------
                                                     OPTIONS       EMPLOYEES       PRICE        DATE       5% ($)      10% ($)
                                                  -------------  -------------  -----------  -----------  ---------  -----------
Robert F. Bernard...............................        9,267           0.44%        19.81      1/21/07     115,467     292,615
                                                       20,000           0.94%        19.81      1/21/07     249,199     631,520
                                                        8,816           0.41%        24.50      8/04/07     135,836     344,236
                                                       ------
                                                       38,083

Edward V. Szofer................................        5,148           0.24%        19.81      1/21/07      64,144     162,553
                                                       12,000           0.56%        19.81      1/21/07     149,520     378,912
                                                        5,510           0.26%        24.50      8/04/07      84,898     215,147
                                                       ------
                                                       22,658

Kevin M. Gaskey.................................        4,247           0.20%        19.81      1/21/07      52,918     134,103
                                                        6,000           0.28%        19.81      1/21/07      74,760     189,456
                                                        4,898           0.23%        24.50      8/04/07      75,468     191,251
                                                       ------
                                                       15,145

Stanley F. Martin...............................       20,000           0.94%        19.81      1/21/07     249,199     631,520
                                                       17,857           0.84%        28.00      7/18/07     314,445     796,865
                                                        4,898           0.23%        24.50      8/04/07      75,468     191,251
                                                       ------
                                                       42,755

------------------------------

(1) These options, all of which are nonqualified stock options, were granted pursuant to the Stock Plan. These options have varying vesting amounts and periods. The exercise price is payable in cash or, subject to certain limitations, by delivery of shares of Common Stock.

(2) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains are dependent on the future performance of the Common Stock and the option holder's continued employment throughout the vesting period. The potential realizable value does not represent the Company's prediction of its stock price performance. The amounts reflected in the table may not be achieved.

    AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END 1997 OPTION VALUES-- The following table sets forth certain information with respect to options exercises in 1997 by the Named Officers and the Named Officers' unexercised options at December 31, 1997.

      AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END 1997 OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                                                                               VALUE OF UNEXERCISED IN-
                                                              UNDERLYING UNEXERCISED OPTIONS  THE-MONEY OPTIONS AT YEAR-
                                     SHARES                        AT YEAR-END 1997(#)              END 1997($)(1)
                                   ACQUIRED ON      VALUE     ------------------------------  --------------------------
NAME                               EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------------------------  -------------  -----------  -------------  ---------------  -----------  -------------
Robert F. Bernard...............       --            --             8,396          29,687      $ 112,953     $ 395,545
Edward V. Szofer................       --            --            64,689          69,527      1,915,647     1,831,905
Kevin M. Gaskey.................       30,000     $ 767,630        29,261          60,374        838,969     1,659,060
Stanley F. Martin...............       --            --             8,550          34,205         89,614       358,498

------------------------------

(1) The value per option is calculated by subtracting the exercise price from the closing price of the Common Stock on the Nasdaq National Market on December 31, 1997, which was $34.25.

EMPLOYMENT AGREEMENTS

    The Company is a party to substantially identical employment contracts with Messrs. Bernard, Szofer and Gaskey, pursuant to which each of those individuals serves as an executive of the Company at compensation levels and terms to be agreed upon between those individuals and the Company. These agreements provide that upon termination of employment by the Company, other than for "Cause" (as defined in the agreements) or retirement, the Company shall pay the officer in equal semi-monthly installments over two years an amount equal to twice the executive's annual base compensation in effect at the time of termination. The agreements also provide that in the event of a "Change in Control" (as defined in the agreements) and the occurrence of certain events, and to the extent deductible under then applicable tax laws, the Company shall pay such executives an amount equal to two times the sum of: (i) the executives' most recent base annual compensation in effect at the date of the "Change in Control;" and (ii) the cash value of purchasing on an individual basis insurance protection (including dependent coverage) that is equal to the coverage then in effect with respect to the Company's health insurance plan, based upon the cost of such insurance coverage for a six-month period following the "Change in Control" date payable in equal semi-monthly installments over two years. Mr. Bernard's employment agreement does not provide for payments in the event of a "Change in Control." Each of these executives is subject to noncompetition, nonsolicitation and nondisclosure covenants.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of outside, non-employee directors, establishes the Company's compensation strategy and policies and determines the nature and amount of all compensation for the Company's executive officers.

    The Committee recognizes that the Company's many achievements to date have been largely a result of the outstanding efforts of the Company's senior management team and that the Company's future success will depend substantially on its continued ability to attract, motivate and retain talented and dedicated senior executives. With this understanding, the Committee attempts (a) to reward executives for superior individual and Company performance, (b) to foster commitment to the annual and long-term business performance and growth of the Company, (c) to create a commonality of interests between the management team and the Company's stockholders, and (d) to provide executive compensation packages that are fair and competitive with those provided by the Company's competitors in the IT services industry. To accomplish these goals, the Committee offers executive compensation packages consisting of three primary components: (i) base salaries, (ii) annual cash incentive awards based upon achievement of pre-determined financial targets for the Company, as well as key individual contributions to the Company's strategic development, and (iii) stock option awards, which enable the executives to profit only as stockholder value increases.

    In making its compensation decisions, the Committee considers overall Company financial performance, as well as individual executive contributions, as measured against certain objective and subjective factors which the Committee considers important. The Committee also reviews compensation surveys prepared by IT industry sources and, in greater detail, compensation information with respect to a few publicly-traded companies in the IT services industry. These companies, which the Company considers its principal competitors for executive talent, are included in the Nasdaq Computer & Data Processing Services Index appearing in the Performance Graph in this Proxy Statement. Although the Committee does not target each item of compensation at a particular level relative to these comparative companies, the Committee does offer its executives the opportunity to earn highly competitive total compensation packages, provided the Company achieves certain financial targets and individual executive performance meets expectations.

BASE SALARIES AND INCENTIVE AWARDS

    Base salaries are established, in consideration of the competitive marketplace (as discussed above), at levels which the Committee considers to be appropriate relative to the responsibilities, experience and individual performance of each executive officer, without assigning any specific weight to any factor. Although the financial performance of the Company is also taken into account in setting base salaries, cash incentive awards and stock options are the primary components of the executive compensation packages designed to link compensation to Company performance. Base salaries are generally subject to annual review for adjustment by the Committee. For 1997, the Committee decided to provide each executive officer with either a very minor increase in base salary or no increase at all. Accordingly, Mr. Bernard, the Company's Chairman and Chief Executive Officer, did not receive any increase in base salary. The Committee's decisions with respect to base salaries reflected the Committee's view that base salaries were already at appropriate levels for 1997 and that there should be an increased emphasis on variable, "at risk" compensation tied to Company and individual performance. For 1997, the Company's executive officers received cash incentive awards as indicated above in the Summary Compensation Table.

STOCK OPTIONS

    In addition to cash incentive awards, the Committee generally makes annual stock option awards to the executive officers, dependent upon the Company's financial performance for the previous year. Stock options are intended to create long-term incentives which are directly tied to the results of the Company's stock. The stock options have exercise prices generally of no less than the fair market value of the Common Stock on the date of grant. Vesting schedules are used to encourage continued employment with the Company and to emphasize long-term performance.

COMPLIANCE WITH SECTION 162(M)

    For 1998, the Company will for the first time be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Compensation Committee currently intends for all compensation paid to its executive officers to be tax deductible to the Company pursuant to Section 162(m). Section 162(m) provides that compensation paid to the executive officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance-based, is established by a committee of independent directors and is objective, and the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. The Compensation Committee believes that the requirements of Section 162(m) may arbitrarily impact the Company. Accordingly, in the future, the Compensation Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying
Section 162(m), such program is appropriate.

                                          COMPENSATION COMMITTEE
                                          Robert F. Steel
                                          Paul D. Carbery
                                          Lawrence P. Roches

                              CERTAIN TRANSACTIONS

    On September 17, 1997, the Company sold a fixed asset management software product to Fortress Technologies, Inc. ("Fortress") for a price of $1.1 million. Robert Bernard, the Company's Chief Executive Officer is a 13% owner of Fortress. The Company believes that the terms of this transaction are at least as favorable as those which could have been obtained from unrelated parties.

                               PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market-U.S. Index and the Nasdaq Computer & Data Processing Services Index during the period commencing on May 3, 1996, the date of the Company's initial public offering, and ending on December 31, 1997. The comparison assumes $100 was invested on May 3, 1996 in the Common Stock, the Nasdaq Stock Market-U.S. Index and the Nasdaq Computer & Data Processing Services Index and assumes the reinvestment of all dividends, if any.

Note: The Stock performance shown below is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                       Nasdaq Computer &
                                      Nasdaq Stock       Data Processing
           Whittman-Hart, Inc.   Market-U.S. Index        Services Index
5/3/96                  100.00              100.00                100.00
12/31/96                209.18              109.04                107.22
12/31/97                279.59              133.87                131.68

                                                                                    5/3/96    12/31/96   12/31/97
                                                                                   ---------  ---------  ---------
Whittman-Hart, Inc...............................................................  $  100.00  $  209.18  $  279.59
Nasdaq Stock Market Index........................................................     100.00     109.04     133.87
Nasdaq Computer & Data Processing Services Index.................................     100.00     107.22     131.68

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of March 31, 1998 (except as otherwise indicated), certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Named Officers, (iii) each director of the Company and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person named below has (a) an address in care of the Company's principal executive offices, and (b) to the Company's knowledge, sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person.

                                                                                                         PERCENT OF
                                                                                              TOTAL       OWNERSHIP
                                                                                            ----------  -------------
Robert Bernard (1)........................................................................   7,465,714         32.0%
GeoCapital, LLC (5).......................................................................   1,618,025          6.9%
American Express Company (3)..............................................................   1,472,250          6.3%
Putnam Investments, Inc. (2)..............................................................   1,328,905          5.7%
Pilgrim Baxter & Associates, Ltd. (4).....................................................   1,128,900          4.8%
Edward V. Szofer..........................................................................     432,403          1.9%
Kevin M. Gaskey...........................................................................     102,735        *
Stanley F. Martin.........................................................................      12,550        *
Lawrence P. Roches........................................................................       8,000        *
Paul D. Carbery...........................................................................           0        *
Robert F. Steel...........................................................................           0        *
Directors and executive officers as a group (7 persons)(1)................................   8,021,402         34.8%

------------------------

*   less than 1%

(1) Includes shares of Common Stock which can be acquired through the exercise of options within 60 days of March 31, 1998, as follows: Robert F. Bernard 19,730; Edward V. Szofer 52,163; Kevin M. Gaskey 12,735; Stanley F. Martin 12,550; Lawrence P. Roches 8,000; and all executive officers and directors as a group 105,178 shares.

(2) As reported on Schedule 13G filed with the Commission on January 27, 1998 by Putnam Investments, Inc. ("PI"), Marsh and McLennan Companies, Inc., Putnam Investment Management, Inc. and the Putnam Advisory Company, Inc., PI has shared voting power with respect to 26,600 shares and dispositive power with respect to all 1,328,905 shares. The address of PI is One Post Office Box Square, Boston, MA 02109.

(3) As reported on Schedule 13G filed with the Commission on January 29, 1998, by American Express Company, American Express Financial Corporation has shared voting power with respect to 796,450 shares and shared dispositive power with respect to 1,472,250. The address of American Express Company is IDS Tower 10, T33/52, Minneapolis, MN 55440.

(4) As reported on Schedule 13G filed with the Commission on February 17, 1998 by Pilgrim Baxter and Associates, Ltd., it has the sole voting power with respect to 925,700 shares, shared voting power with respect to 1,128,900 and sole dispositive power with respect to 1,128,900. The address of Pilgrim Baxter and Associates, Ltd. is 825 Duportail Road, Wayne, PA 19087

(5) As reported on Schedule 13G filed with the Commission on February 23, 1998, by Geocapital, LLC, it has sole dispositive power with respect to 1,618,025 shares. The address of Geocapital, LLC is 767 fifth Avenue, 45th floor, New York, NY 10153-4590

                              INDEPENDENT AUDITORS

    The Company's certified public accountants for 1997 were KPMG Peat Marwick LLP and the Board of Directors, upon recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP to audit the financial statements of the Company for the year ended December 31, 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if such representative desires, and to respond to appropriate questions.

                             MISCELLANEOUS MATTERS

    STOCKHOLDER LIST--A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, commencing May 11, 1998 and continuing through the date of the Annual Meeting, at the principal executive offices of the Company, 311 South Wacker Drive, Suite 3500, Chicago, Illinois 60606-6618.

    SOLICITATION--The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

    PROPOSALS OF STOCKHOLDERS--Proposals of stockholders intended to be considered at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 28, 1998.

    ADDITIONAL INFORMATION--The Company will furnish, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date. Requests for such materials should be directed to Whittman-Hart, Inc., 311 South Wacker Drive, Suite 3500, Chicago, Illinois 60606-6618, Attention: David P. Shelow.

                                          By Order of the Board of Directors,

                                          /s/ Edward V. Szofer

                                          Edward V. Szofer
                                          PRESIDENT AND SECRETARY

Chicago, Illinois
April 27, 1998

                                                                         PROXY

                              WHITTMAN-HART, INC.

   PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 1998.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Whittman-Hart, Inc. (the "Company") hereby appoints Robert F. Bernard and David P. Shelow, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of the Company held of record by the undersigned as of March 23, 1998, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 21, 1998 at 10:00 a.m., central time, at the Whittman-Hart Institute for Strategic Education, 320 North Elizabeth Street, Chicago, Illinois 60607, and at any adjournments thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

NOMINEES:
Paul D. Carbery
Edward V. Szofer

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/X/  PLEASE MARK YOUR VOTES IN THE FOLLOWING MANNER USING DARK INK ONLY.   0949

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

                                                        FOR         WITHHELD
1. Election of Directors                                / /           / /
   (Terms to expire in 2001)(see reverse)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------

                                                        FOR   AGAINST   ABSTAIN
2. Approval of a proposal of the Board of Directors     / /     / /       / /
   to amend the Company's Amended and Restated
   Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 37,000,000 to 75,000,000 shares of Common Stock.

                                                        FOR   AGAINST   ABSTAIN
3. Approval of a proposal of the Board of Directors     / /     / /       / /
   to amend the Company's 1995 Incentive Stock Plan to increase the number of shares authorized for issuance thereunder to 12,000,000 shares of Common Stock.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special meeting, or any adjournments thereof.

UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3. AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES HEREIN AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

SIGNATURE(S)________________________________ DATED:_______________ , 1998

Please date and sign exactly as the name appears hereon. When signing as executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give title as such. When signing as a corporation, please sign in full corporate name by president or other authorized officer. When signing as a partnership or limited liability company, please sign in partnership or limited liability company name by an authorized officer.

                            - FOLD AND DETACH HERE -
                             YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.